                          CERTIFICATE OF INCORPORATION

                                       OF

                                   RSSG CORP.




                            Under Section 402 of the
                            Business Corporation Law





                         Parker Chapin Flattau & Klimpl
                           1211 Avenue of the Americas
                            New York, New York 10036

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   RSSG CORP.


                            Under Section 402 of the
                            Business Corporation Law


               The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of New York, does hereby set forth as follows:

               FIRST: The name of the corporation is

                              RSSG CORP.

               SECOND: This corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such approval or consent first being obtained.

               THIRD: The office of the corporation in the State of New York shall be located in the City of New York, County of New York.

               FOURTH: The corporation shall be authorized to issue the following shares:

                        Class             Number of Shares       Par Value
                        -----             ----------------       ---------
                        COMMON                  200                NONE


               FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of

State shall mail a copy of any process against the corporation served upon him is c/o Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036.

               SIXTH: The shareholders, or the Board of Directors of the corporation without the assent or vote of the shareholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the corporation.

               SEVENTH: The corporation may, to the fullest extent permitted by
Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

               EIGHTH: A director or officer of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing with or contracting with the Corporation as vendor, purchaser or otherwise.

               In absence of fraud, no transaction, contract or act of the Corporation, the Board of Directors, the Executive Committee of the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of the Corporation, or any firm of which any director or officer of the Corporation is a member, or any corporation of which any director or officer of the Corporation is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either:

                  (a) the fact of such common directorship, officership, or
              financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Exective Committee approves the transaction, contract, or act by a vote sufficient for such purposes without the vote of such interested director, if any: provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors or the Executive Committee or:

                  (b) the fact of such common directorship, officership or
              financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors of the Executive Committee has approved the transaction, contract or act.

                  Any such transaction, contract or act which is ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or special meeting called for such purpose, shall, if such common ownership or financial or other interest is disclosed in the notice of the meeting, be valid and as binding as though approved or ratified by every shareholder of the Corporation, except as otherwise provided by the laws of the State of New York.

                  IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this first day of March, 1985.

         NAME                                               ADDRESS


/S/ MARK SKUBICKI                                      9 East 40th Street
- ----------------------------------------------         New York, New York  10016
Mark Skubicki, Incorporator


/S/ MARIA R. FISCHETTI                                 9 East 40th Street
- ----------------------------------------------         New York, New York  10016
Maria R. Fischetti, Incorporator

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   RSSG CORP.
               (Under Section 805 of the Business Corporation Law)








                         Parker Chapin Flattau & Klimpl
                           1211 Avenue of the Americas
                            New York, New York 10036

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                                   RSSG CORP.

               (Under Section 805 of the Business Corporation Law)


          It is hereby certified that:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is RSSG CORP.

          SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 4, 1985.

          THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation.

          FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read as follows:

                   FIRST:  The name of the corporation (hereinafter called the
             "Corporation") is Cityscape Corp.

          FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing by the sole member of the Board of Directors of the Corporation followed by the consent in writing of the holder of all of the outstanding shares of the Corporation entitled to vote on the said amendment of the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date: October 28, 1985

                                     /s/ ROY A. CRAVAN
                                     --------------------------
                                     Roy A. Cravan, President

                                                 and

                                     /s/ RUTH CRAVEN
                                     --------------------------
                                     Ruth Craven, Secretary

                              Certificate of Change

                                       of

                                 Cityscape Corp.

               Under Section 805-A of the Business Corporation Law











                              Fink Weinberger, P.C.
                                11 Martine Avenue
                          White Plains, New York 10606

                              CERTIFICATE OF CHANGE

                                       OF

                                 CITYSCAPE CORP.

               Under Section 805-A of the Business Corporation Law


          The undersigned, President and Secretary of Cityscape Corp., hereby certify that:

          1. The name of the corporation is CITYSCAPE CORP.

          2. The Certificate of Incorporation was filed by the Department of State on March 4, 1985 under the name of RSSG Corp. An amendment changing the corporation's name to Cityscape Corp. was filed on November 7, 1985.

          3. The Certificate of Incorporation is changed to change the post office address to which the Secretary of State shall mail a copy of process against the corporation served upon her.

          Paragraph FIFTH of the Certificate of Incorporation is amended to read as follows:

               "FIFTH: The Secretary of State is designated as the
                agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on her is:

                             Fink Weinberger p.c.
                             11 Martine Avenue
                             White Plains, New York 10606
                             Attn: Lawrence Rigie, Esq."

          4. The change to the Certificate of Incorporation was approved by the Board of Directors.

               IN WITNESS WHEREOF, this Certificate has been subscribed to this 15th day of January, 1990 by the undersigned who affirm under penalties of perjury that the statements made herein are true.



                                         /s/ ROBERT GROSSER
                                         ------------------------------
                                         Robert Grosser, President




                                         /s/ ROBIN F. GROSSER
                                         ------------------------------
                                         Robin F. Grosser, Secretary

      ---------------------------------------------------------------------


                           CERTIFICATE OF AMENDMENT OF
                       THE CERTIFICATE OF INCORPORATION OF

                                 CITYSCAPE CORP.

                Under Section 805 of the Business Corporation Law

     ----------------------------------------------------------------------








                     Filed by:   Fink, Weinberger, Fredman, Berman,
                                 Lowell & Fensterheim, P.C.

                     Address:    11 Martine Avenue
                                 White Plains, New York  10606

                           CERTIFICATE OF AMENDMENT OF
                       THE CERTIFICATE OF INCORPORATION OF

                                 CITYSCAPE CORP.

                Under Section 805 of the Business Corporation Law



          IT IS HEREBY CERTIFIED THAT:

          1.      The name of the corporation is CITYSCAPE CORP.

          2. The Certificate of Incorporation was filed by the Department of State on the 4TH day of March, 1985, and was amended by Certificate of Amendment to Certificate of Incorporation filed by the Department of State on the 7th day of November, 1985, and was further amended by Amendment to Certificate of Incorporation filed by the Department of State on the 16th day of February, 1990.

          3. The Certificate of Incorporation of this corporation is hereby amended to increase the number of shares from the presently authorized 200 common shares, without par value, to 400 common shares, without par value.

          4. Paragraph FOURTH of the certificate of incorporation is therefore hereby amended in its entirety to read as follows:

                  "FOURTH:" The aggregate number of shares which the corporation shall have authority to issue is Four Hundred (400), all of which shares shall be without par value."

          5. This amendment to the Certificate of Incorporation was authorized: first, by vote of the board of directors, and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, this Certificate has been subscribed to this 17th day of August, 1990 by the undersigned who, affirms that the statements made herein are true under the penalties of perjury.



                                               /s/ ASHER FENSTERHEIM
                                               ---------------------------------
                                               Asher Fensterheim, Vice President




                                               /s/ ROBIN F. GROSSER
                                               ---------------------------------
                                               Robin F. Grosser, Secretary

                               WRITTEN CONSENT
                                     OF
                            THE SOLE STOCKHOLDER
                                     OF
                       ATLANTIS CATHETER COMPANY, INC.

        The undersigned, constituting the holder of 100% of the issued and outstanding shares of stock of Atlantis Catheter Company, Inc., a Delaware corporation (the "Corporation"), takes the following action by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law:

CHANGE OF CORPORATE NAME

        WHEREAS, the undersigned has determined that it is in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation to change the name of the Corporation to "Biocompatibles Cardiovascular Inc.";

        NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended to replace Article ONE thereof in its entirety to read as follows:

        1. The name of the corporation (hereinafter called the "Corporation") is Biocompatibles Cardiovascular Inc.

        FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized, empowered and directed to execute and file any documents necessary to effect the foregoing resolution.

        IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the __th day of May, 1996

                                              BIOCOMPATIBLES INTERNATIONAL PLC


                                              By: _____________________________
                                                  Name:  Alistair H. Taylor
                                                  Title: President and CEO